UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    October 17, 2005

SONUS PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-26866	95-4343413
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No)

22026 20th Avenue S.E., Bothell, Washington   98021

(Address of principal executive offices)

(425) 487-9500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                          Entry into a Material Definitive Agreement.

On October 17, 2005, Sonus Pharmaceuticals, Inc., a Delaware corporation (“Sonus”), entered into a Collaboration and License Agreement with Schering AG, a German corporation (“Schering”), pursuant to which, among other things, Sonus granted Schering an exclusive, worldwide license to Sonus’ TOCOSOL® Paclitaxel anti-cancer product (the “Product”). With respect to the Product, Schering will pay Sonus (i) an upfront license fee of $20 million, (ii) product milestone payments of up to $132 million upon the achievement of certain U.S., European Union and Japanese clinical and regulatory milestones, (iii) sales milestone payments of up to $35 million upon the achievement of certain annual worldwide net sales, and (iv) upon commercialization, royalties ranging between 15-30% of annual net sales in the U.S., with the exact percentage to be determined based on the achievement of certain annual net sales thresholds, and royalties equal to 15% of the annual net sales outside the U.S. The parties have agreed to a core development program consisting of the ongoing initial pivotal trial in metastatic breast cancer, planned trials for additional indications and trials to support launch of the Product, and have agreed to share equally in the costs of this core development program. The Collaboration and License Agreement is subject to Hart-Scott-Rodino regulatory clearance.

In connection with the Collaboration and License Agreement, Sonus entered into a Securities Purchase Agreement with Schering and Schering Berlin Venture Corporation, a Delaware corporation (“SBVC” and collectively with Schering, the “Investors”), pursuant to which Sonus sold an aggregate of 3,900,000 shares of common stock (the “Common Shares”) and a warrant to purchase an aggregate of up to 975,000 shares of common stock (the “Warrant Shares” and collectively with the Common Shares, the “Shares”), resulting in net proceeds of approximately $15.7 million.  The Common Shares were sold at $4.02 per share, which is equal to the per share closing price of Sonus’ common stock as reported on Nasdaq on October 14, 2005, the trading day immediately preceding the date of the Securities Purchase Agreement.  The corresponding warrant was sold at a purchase price of $.125 multiplied by the number of Warrant Shares.  The warrant has a five year term and entitles its holder to purchase the Warrant Shares at an exercise price of $4.42 per share, which is equal to 110% of the purchase price per share of the common stock paid by the Investors under the Securities Purchase Agreement.

Sonus and the Investors also entered into a Registration Rights Agreement pursuant to which the Shares will have piggy-back registration rights in the event that Sonus decides to register any of its securities for its own account or for the account of others, subject to certain exceptions as provided in the Registration Rights Agreement.  If, within six months following the date of the Registration Rights Agreement, the Shares have not been registered by the Company pursuant to a piggy-back registration, then the Investors shall have the right, subject to certain exceptions as provided in the Registration Rights Agreement, to request that the Company effect a registration on Form S-3 covering the resale of any Shares not previously registered pursuant to a piggy-back registration.

The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and until so registered the securities may not be offered or sold in the United States absent registration or availability of an applicable exemption from registration.

On October 17, 2005, Sonus executed a First Amendment (the “First Amendment”) to Amended and Restated Rights Agreement, dated July 24, 2002 (the “Rights Agreement”), by and between Sonus and U.S. Stock Transfer Corporation, as Rights Agent. The First Amendment provides, among other things, that Schering shall not be deemed an acquiring person pursuant to the Rights Agreement so long as it is not the beneficial owner of more than 16% of Sonus’ outstanding common stock.  In addition, the definition of acquiring person, as it relates to the foregoing limitation on the percentage ownership of Sonus by Schering, may not be amended without Schering’s consent so long as Schering owns at least 10% of Sonus’ outstanding common stock. A copy of the First Amendment was filed with the SEC as an exhibit to Sonus’ Form 8-A/A filed on October 18, 2005, and is hereby incorporated herein by this reference.

The foregoing description of the license agreement and corresponding sale of securities does not purport to be complete and is qualified in its entirety by reference to the Collaboration and License Agreement, Securities Purchase Agreement, Registration Rights Agreement and the form of Warrant, a copy of each of which is expected to be filed as an exhibit to the Sonus’ Quarterly Report on Form 10-Q for the period ended September 30, 2005, to be filed with the Securities and Exchange Commission on or before November 9, 2005.  In addition, the press release describing all of the foregoing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 3.02.                                          Unregistered Sales of Equity Securities.

The information set forth on Item 1.01 of this Form 8-K is incorporated by reference into this Item 3.02 with respect to the agreements to issue equity securities described therein.  The securities described in Item 1.01 above were offered and sold in reliance upon exemptions from registration pursuant to Section 4(2) under the Securities Act and Rule 506 promulgated thereunder.  The agreements executed in connection with the private placement contain representations to support Sonus’ reasonable belief that the Investors had access to information concerning its operations and financial condition, the Investors are acquiring the securities for their own account and not with a view to the distribution thereof, and that each Investor is an “accredited investor” as such term is defined in Regulation D promulgated under the Securities Act.  At the time of their issuance, the securities will be deemed to be restricted securities for purposes of the Securities Act and the certificates representing the securities shall bear legends to that effect.

Item 9.01.                                          Financial Statements and Exhibits.

(c)                                  Exhibits.

Exhibit Number	Description
99.1	Press Release dated October 18, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SONUS PHARMACEUTICALS, INC.

Date: October 19, 2005	By:	/s/ Alan Fuhrman
Alan Fuhrman
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated October 18, 2005.